                                                                    Exhibit 20.2


                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                    For the March 12, 2002 Determination Date
                           For the 55th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2. First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.  The undersigned is a Servicing Officer.

4. The date of this Certificate is March 12, 2002, which is a Determination Date under the Pooling and Servicing Agreement

5.  The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was                                           $96,364,770.61

      (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of
           Finance Charge Receivables) was                                         $10,677,308.30

      (b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of
           Principal Receivables) was                                              $85,687,462.31

6.  The aggregate amount of Receivables as of the end of the last day of the
    preceding Monthly Period was                                                  $798,950,049.65

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to
    Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

9.  The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum
    Aggregate Principal Receivables required to be maintained pursuant to the
    Pooling and Servicing Agreement, is equal to                                   $84,239,858.70

10. The amount, if any, of the withdrawal of the Specified Deposit from the
    Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
    Transfer Date is                                                                        $0.00

Monthly Servicer's Certificate.
Page 2 (all amounts in dollars except percentages)


11.  Monthly Period Trust Activity
(a)  Trust Activity                                                             Total Trust
     ===============================================                           =============
     Beginning Aggregate Principal Receivables                                792,998,584.67
     Beginning Excess Funding Account Balance                                           0.00
     Beginning Total Principal Balance                                        792,998,584.67
     Collections of Finance Charge Receivables                                 10,677,308.30
     Discount Percentage                                                                0.00
     Discount Option Receivables Collections                                            0.00
     Net Recoveries                                                                     0.00
     Total Collections of Finance Charge Receivables                           10,677,308.30
     Total Collections of Principal Receivables                                85,687,462.31
     Net Default Amount                                                         2,432,564.52
     Minimum Aggregate Principal Receivables Balance                          700,000,000.00
     Ending Aggregate Principal Receivables                                   784,239,858.70
     Ending Excess Funding Account Balance                                              0.00
     Ending Total Principal Balance                                           784,239,858.70



(b)  Series Allocations (as of 2/28/02)                                      Series 1997-1     Series 1998-1      All Series
     ===============================================                       ====================================================
     Group Number                                                                  1                 2
     Investor Interest                                                        292,909,367.49  400,000,000.00    692,909,367.49
     Adjusted Investor Interest                                               189,109,367.49  400,000,000.00    589,109,367.49
     Principal Funding Account Balance                                        103,800,000.00            0.00    103,800,000.00
     Minimum Transferor Interest                                                                                 54,896,790.11



(c)  Group I Allocations                                                     Series 1997-1    Total Group I
     ===============================================                       =================================
     Investor Finance Charge Collections                                        3,453,150.42    3,453,150.42

     Investor Monthly Interest                                                  1,464,685.11    1,464,685.11
     Investor Monthly Fees (Servicing Fee)                                        236,386.71      236,386.71
     Investor Default Amounts                                                     665,239.50      665,239.50
     Investor Additional Amounts                                                  413,979.58      413,979.58
     Total                                                                      2,780,290.90    2,780,290.90

     Reallocated Investor Finance Charge Collections                            3,453,150.42    3,453,150.42
     Available Excess                                                             672,859.52      672,859.52


12.  Series 1997-1 Certificates

                                                                              Series 1997-1      All Other      Transferor's
(a)  Investor/Transferor Allocations                         Trust              Interest         Series         Interest
     ==========================================================================================================================
     Beginning Investor/Transferor Amounts              792,998,584.67        189,109,367.49  400,000,000.00   203,889,217.18
     Beginning Adjusted Investor Interest               792,998,584.67        189,109,367.49  400,000,000.00
     Floating Investor Percentage                          100.000000%            27.347250%      50.441460%
     Fixed Investor Percentage                             100.000000%            37.831090%      50.441460%
     Collections of Finance Chg. Receivables             10,677,308.30          3,453,150.42    5,384,939.56
     Collections of Principal Receivables                85,687,462.31         32,416,500.98   43,222,007.03
     Net Default Amount                                   2,432,564.52            665,239.50    1,227,021.06

     Ending Investor/Transferor Amounts                 784,239,858.70        161,355,358.89  400,000,000.00   222,884,499.81

Monthly Servicer's Certificate.
Page 3 (all amounts in dollars except percentages)

                                                                                                  Collateral
(b)  Monthly Period Funding Requirements                    Class A             Class B           Interest          Total
     ==========================================================================================================================
     Principal Funding Account                              25,950,000.00            0.00              0.00     25,950,000.00
     Principal Funding Investment Proceeds                     117,995.42            0.00              0.00        117,995.42
     Withdrawal from Reserve Account                           413,979.58            0.00              0.00        413,979.58
     Available Reserve Account Amount                        1,297,500.00            0.00              0.00      1,297,500.00
     Required Reserve Account Amount                         1,297,500.00            0.00              0.00      1,297,500.00

     Coupon                                                      6.15000%        6.35000%          2.44750%          8.10474%
     Floating Investor Percentage                               22.90672%        2.64818%          1.79235%         27.34725%
     Fixed Investor Percentage                                  32.72389%        2.64818%          2.45902%         37.83109%
     Investor Monthly Interest                               1,329,937.50      111,125.00         23,622.61      1,464,685.11
     Overdue Monthly Interest                                        0.00            0.00              0.00              0.00
     Additional Interest                                             0.00            0.00              0.00              0.00
         Total Interest Due                                  1,329,937.50      111,125.00         23,622.61      1,464,685.11
     Investor Default Amounts                                  557,220.74       64,418.69         43,600.07        665,239.50
     Investor Monthly Fees                                     194,625.00       26,250.00         15,511.71        236,386.71
     Investor Additional Amounts                               413,979.58            0.00              0.00        413,979.58
         Total Due                                           2,495,762.82      201,793.69         82,734.39      2,780,290.90

                                                                                                Collateral
(c)  Certificates - Balances and Distributions                  Class A        Class B          Interest             Total
     ==========================================================================================================================
     Beginning Investor Interest                           155,700,000.00   21,000,000.00     12,409,367.49    189,109,367.49
     Monthly Principal - Prin. Funding Account              25,950,000.00            0.00              0.00     25,950,000.00
     Principal Payments                                              0.00            0.00      1,804,008.60      1,804,008.60
     Interest Payments                                       1,329,937.50      111,125.00         23,622.61      1,464,685.11
     Total Payments                                         27,279,937.50      111,125.00      1,827,631.21     29,218,693.71
     Ending Investor Interest                               29,750,000.00   21,000,000.00     10,605,358.89    161,355,358.89

(d)  Information regarding Payments in respect of the Class A Certificates
     (per $1,000 original certificate principal amount)
     1. Total Payment                                                                                                5.125000
     2. Amount of Payment in respect of Class A Monthly Interest                                                     5.125000
     3. Amount of Payment in respect of Class A Overdue Monthly Interest                                             0.000000
     4. Amount of Payment in respect of Class A Additional Interest                                                  0.000000
     5. Amount of Payment in respect of Class A Principal                                                            0.000000

(e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
     1. Total Amount of Class A Investor Charge-Offs                                                                     0.00
     2. Amount of Class A Investor Charge-Offs per $1,000 original certificate
        principal amount                                                                                                 0.00
     3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                               0.00
     4. Amount reimbursed in respect of Class A Investor Charge-Offs per
        $1,000 original principal amount                                                                                 0.00
     5. The amount, if any, by which the outstanding Principal Balance of the
        Class A Certificates exceeds the Class A Adjusted Investor Interest
        after giving effect to all transactions on such Distribution Date                                                0.00

(f)  Information regarding Payments in respect of the Class B Certificates
     (per $1,000 original certificate principal amount)
     1. Total Payment                                                                                                5.291667
     2. Amount of Payment in respect of Class B Monthly Interest                                                     5.291667
     3. Amount of Payment in respect of Class B Overdue Monthly Interest                                             0.000000
     4. Amount of Payment in respect of Class B Additional Interest                                                  0.000000
     5. Amount of Payment in respect of Class B Principal                                                            0.000000

 Monthly Servicer's Certificate.
 Page 4 (all amounts in dollars except percentages)

(g)  Amount of reductions in Class B Investor Interest pursuant to clauses
     (c),(d) and (e) of the definition of Class B Investor Interest
     1. Amount of reductions in Class B Investor Interest                                                                0.00
     2. Amount of reductions in Class B Investor Interest per $1,000 original
        certificate principal amount                                                                                     0.00
     3. Total amount reimbursed in respect of reductions of Class B Investor
        Interest                                                                                                         0.00
     4. Amount reimbursed in respect of reductions of Class B Investor Interest per
        $1,000 original certficate principal amount                                                                      0.00
     5. The amount, if any, by which the outstanding Principal Balance of the Class B
        Certificates exceeds the Class B Investor Interest after giving effect to all
        transactions on such Distribution Date                                                                           0.00

(h)  Information regarding the Distribution in respect of the Collateral
     Interest (per $1,000 original certificate principal amount)
     1. Total distribution                                                                                          93.724677
     2. Amount of distribution in respect of Collateral Monthly Interest                                             1.211416
     3. Amount of distribution in respect of Collateral Overdue Interest                                             0.000000
     4. Amount of distribution in respect of Collateral Monthly Principal                                           92.513262

(i)  Amount of reductions in Collateral Interest pursuant to clauses (c),
     (d), and (e) of the definition of Collateral Interest
     1. Amount of reductions in Collateral Interest                                                                      0.00
     2. Total amount reimbursed in respect of reductions of Collateral Interest                                          0.00

(j)  Application of Reallocated Investor Finance Charge Collections
     1. Class A Available Funds                                                                                  2,979,096.25

        a.  Class A Monthly Interest                                                                             1,329,937.50
        b.  Class A Overdue Monthly Interest                                                                             0.00
        c.  Class A Additional Interest                                                                                  0.00
        d.  Class A Servicing Fee                                                                                  194,625.00
        e.  Class A Investor Default Amount                                                                        557,220.74
        f.  Excess Spread                                                                                          897,313.01

     2. Class B Available Funds                                                                                    282,709.69

        a.  Class B Monthly Interest                                                                               111,125.00
        b.  Class B Overdue Monthly Interest                                                                             0.00
        c.  Class B Additional Interest                                                                                  0.00
        d.  Class B Servicing Fee                                                                                   26,250.00
        e.  Excess Spread                                                                                          145,334.69

     3. Collateral Holder Available Funds                                                                          191,344.48

        a.  Excess Spread                                                                                          191,344.48

     4. Total Excess Spread                                                                                      1,233,992.18

Monthly Servicer's Certificate.
Page 5 (all amounts in dollars except percentages)


(k)  Application of Excess Spread and Excess Finance Charge Collections Allocated
     to Series 1997-1
     1.  Beginning Excess Spread                                                                                 1,233,992.18
     2.  Excess Finance Charge Collections                                                                               0.00
     3.  Applied to fund Class A Required Amount                                                                         0.00
     4.  Unreimbursed Class A Investor Charge-Offs                                                                       0.00
     5.  Applied to fund Class B Required Amount                                                                    64,418.69
     6.  Reductions of Class B Investor Interest treated as Available Principal
         Collections                                                                                                     0.00
     7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                              23,622.61
     8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral
         Interest Servicing Fee                                                                                     15,511.71
     9.  Collateral Investor Default Amount treated as Available Principal Collections                              43,600.07
     10. Reductions of Collateral Interest treated as Available Principal Collections                                    0.00
     11. Deposit to Reserve Account (if required)                                                                  413,979.58
     12. Applied to other amounts owed to Collateral Interest Holder                                                     0.00
     13. Balance to constitute Excess Finance Charge Collections for other series                                  672,859.52

13.  Trust Performance
(a)  Delinquencies
     1. 30-59 days                                                                                               9,433,747.93
     2. 60-89 days                                                                                               6,485,182.98
     3. 90 days and over                                                                                        11,077,576.51
     4. Total 30+ days delinquent                                                                               26,996,507.42

(b)  Base Rate
     a. Current Monthly Period                                                                                       8.00057%
     b. Prior Monthly Period                                                                                         7.98825%
     c. Second Prior Monthly Period                                                                                  7.96227%
(c)  Three Month Average Base Rate                                                                                   7.98370%

(d)  Portfolio Yield (gross portfolio yield less net defaults)
     a. Current Monthly Period                                                                                      11.42160%
     b. Prior Monthly Period                                                                                        12.45173%
     c. Second Prior Monthly Period                                                                                 12.26281%
(e)  Three Month Average Portfolio Yield                                                                            12.04538%

(f)  Excess Spread Percentage
     a. Current Monthly Period                                                                                       6.01396%
     b. Prior Monthly Period                                                                                         6.45735%
     c. Second Prior Monthly Period                                                                                  5.51209%
(g)  Three Month Average Excess Spread Percentage                                                                    5.99447%

(h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                             12.15195%

(i)  Portfolio Adjusted Yield                                                                                        3.42103%

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of March.

                             First USA Bank, National Association, as Servicer

                             By: /s/ Tracie Klein
                                 --------------------------------
                             Name:  Tracie Klein
                             Title: First Vice President